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                                                                    EXHIBIT 99.1

                  COHERENT COMMUNICATIONS SYSTEMS CORPORATION
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                        FOR SPECIAL MEETING MAY 12, 1998

     The undersigned stockholder of Coherent Communications Systems Corporation, a Delaware corporation (the "Company"), hereby appoint(s) Daniel L. McGinnis, David L. Powell and Melba G. Chan, and each of them, as proxies for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to attend the Special Meeting of Stockholders of the Company to be held at the Company's offices located at 48085 University Drive, Ashburn, Virginia 20147 on May 12, 1998 at 11:00 A.M., local time, and any adjournment(s) thereof, and to cast on behalf of the undersigned the number of votes the undersigned would be entitled to vote if personally present as set forth herein and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned acknowledges receipt of the Notice of the Special Meeting of Stockholders and the accompanying Proxy Statement and releases any proxy heretofore given with respect to such meeting.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT AS SET FORTH IN PARAGRAPH 1 ON THE REVERSE SIDE.
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                  COHERENT COMMUNICATIONS SYSTEMS CORPORATION

                           PROXY FOR SPECIAL MEETING

     The proxy is revocable at any time before it is exercised and the undersigned reserve(s) the right to attend the meeting and vote in person.

                                    PROPOSAL

     The Board of Directors recommends a vote "FOR" the listed proposal.

     1. PROPOSAL FOR APPROVAL OF THE AGREEMENT AND PLAN OF MERGER dated as of February 16, 1998 by and among Tellabs, Inc., Cardinal Merger Co. and Coherent Communications Systems Corporation.
             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

     2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

The undersigned hereby ratifies and confirms all that said attorneys and proxies, or any one or more of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof and any prior proxies are hereby revoked.

                                          Dated:  , 1998

                                          Signature

                                          Signature

                                          Your signature should be as your name
                                          appears hereon. When signed in a
                                          fiduciary or representative capacity
                                          please show your full title as such.
                                          For joint accounts each joint owner
                                          should sign.
                                          PLEASE DATE, SIGN AND RETURN IN THE
                                          ENCLOSED POSTMARKED ENVELOPE PROMPTLY.

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